Articles of Merger

.(Pursuant to NRS Chapter 92A)

1)	Name and Jurisdiction of organization of each constituent entity (NRS 92A.200):

☐	If there are more than four merging entities, check box and attach and 8 1/2” x 11” blank sheet containing the required information for each additional entity from article one.

DBUB GROUP Inc.
Name of merging entity

NV	corporation
Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

and,

Yosen Group, Inc.
Name of surviving entity

NV	corporation
Jurisdiction	Entity type*

*Corporation, non-profit corporation, limited partnership, limlted-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

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2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity Is the survivor In the merger• NRS 92A.190):

Attn:	DBUB Group Inc.

c/o:	Corporation Creations Network, Inc.
8275 South Eastern Avenue, No. 200
Las Vegas, NV 89123

3)	Choose one:

☐	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4)	Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐	If there are mor e than four merging entities, check box and attach an 8 1/2" x11" blank sheet containing the required Information for each additional entity from the appropriate section of article four.

(a)	Owner’s approval was not required from

DBUB Group Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and or;

Yosen Group, Inc.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

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(b)	The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and or;

Name or surviving entity, if applicable

* Unless otherwise provided In the certificate of trust or governing Instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that Is a constituent entity in the merger.

This form must be accompanied by appropriate fees

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(c)	Approval of plan of merger for Nevada non-profit corporation (NRA 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or:

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

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5)	Amendments, if any, to the articles or certificate of the surviving entity. provide article numbers, if available. (NRS 92A.200)*:

Article I is amended to read as follows: The name of the Corporation is DBUB Group Inc.

6)	Location of Plan of merger (check a or b):

☐ (a) The entire plan of merger is attached:

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liabilty company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date and time of filling: (optional) (must not be later than 90 days after the certificate is filed)

Date:	Time:

*Amended and restated articles may be attached as an exhibit or Integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany by the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent • Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

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8)	Signatures - Must be signed by: and officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member is there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐	If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article eight.

DBUB Group Inc.
Name of merging entity

X /s/ Zinan Zhou	Zinan Zhou, CEO	09/05/2018
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

and,

Yosen Group, Inc.
Name of surviving entity

X /s/ Zinan Zhou	Zinan Zhou, CEO	09/05/2018
Signature	Title	Date

• The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to Include any of the above information and submit with the proper fees may cause this filing to be rejected.

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